FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2026 SECOND QUARTER RESULTS
LOUISVILLE, Ky. (July 29, 2026) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company," "CDI," "we") today reported business results for the quarter ended June 30, 2026.
Company Highlights
▪Second quarter 2026 financial results, as compared to the prior year quarter:
•All-time record net revenue of $980 million, up $46 million or 5%
•Net income attributable to CDI of $241 million, up $24 million or 11%
•All-time record Adjusted EBITDA of $477 million, up $26 million or 6%
▪Churchill Downs Racetrack ran the 152nd Kentucky Derby with all-time record Derby Week contribution to Adjusted EBITDA.
•All-time record all-sources wagering for Kentucky Derby Week
•Highest peak viewership of 24.4 million, up 12% vs. prior year and highest average viewership of 19.6 million, up 11% vs. prior year
•152nd Kentucky Oaks in primetime for the first time with 2.4 million viewers and record all sources wagering for the Kentucky Oaks race day card
▪We ended second quarter of 2026 with net bank leverage of 3.7x.

CONSOLIDATED RESULTS

	Second Quarter
(in millions, except per share data)	2026	2025

Net revenue	$980	$934
Net income attributable to CDI	$241	$217
Diluted EPS attributable to CDI	$3.42	$2.99
Adjusted net income attributable to CDI(a)	$242	$224
Adjusted Diluted EPS(a)	$3.45	$3.10
Adjusted EBITDA(a)	$477	$451

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons are against the applicable prior year period unless otherwise noted.
Live and Historical Racing

	Second Quarter
(in millions)	2026	2025

Revenue	$575	$541
Adjusted EBITDA	318	297
Second quarter 2026 revenue increased $34 million due to a $21 million increase from Churchill Downs Racetrack, a $12 million increase from our Kentucky HRM venues, and a $1 million increase from our Virginia HRM venues. The Churchill Downs Racetrack increase was primarily due to a record-breaking Derby Week, including increased NBC broadcast revenue, increased ticketing revenue, increased sponsorship and licensing revenue, and increased wagering revenue. The Kentucky HRM increase was due to a $5 million increase from our Southwestern Kentucky venues, a $3 million increase from our Northern Kentucky venues, a $3 million increase from our Western Kentucky venues, and a $1 million increase from our Louisville venues. The Virginia HRM increase was due to a $5 million net increase primarily from our Northern Virginia venues, partially offset by a $4 million net decrease from our Central Virginia venues primarily from increased competition.
Second quarter 2026 Adjusted EBITDA increased $21 million due to a $16 million increase from Churchill Downs Racetrack, a $6 million increase from our Kentucky HRM venues, and a $1 million increase from our Virginia HRM venues, partially offset by a $2 million decrease at our New Hampshire venues primarily due to the planned closure of our temporary Casino Salem venue during the construction of the Rockingham Grand Casino venue. The Churchill Downs Racetrack increase was primarily due to a record-breaking Derby Week, including increased NBC broadcast revenue, increased ticketing revenue, increased sponsorship and licensing revenue, and increased wagering revenue, partially offset by higher operating expenses. The Kentucky HRM increase was due to a $2 million increase from our Northern Kentucky venues, a $2 million increase from our Southwestern Kentucky venues, and a $2 million increase from our Western Kentucky venues. The Virginia HRM increase was primarily due to a $4 million net increase from our Northern Virginia venues, a $1 million increase from our Western Virginia venue, and a $1 million increase from our Southern Virginia venues, partially offset by a $5 million net decrease from our Central Virginia venues primarily from increased competition.
Wagering Services and Solutions

	Second Quarter
(in millions)	2026	2025

Revenue	$178	$168
Adjusted EBITDA	52	48
Second quarter 2026 revenue increased $10 million due to $9 million growth in our Horse Racing business from record-breaking Derby Week wagering and a $1 million increase from our Exacta business.
Second quarter 2026 Adjusted EBITDA increased $4 million due to a $3 million increase from our Horse Racing business and a $1 million increase from our Exacta business.

Gaming

	Second Quarter
(in millions)	2026	2025

Revenue	$270	$266
Adjusted EBITDA	133	127
Second quarter 2026 revenue increased $4 million primarily due to an $8 million increase primarily from our New York, Indiana, and Maryland properties, partially offset by a $4 million decrease primarily from the cessation of HRM operations in Louisiana in May 2025.
Second quarter 2026 Adjusted EBITDA increased $6 million. Our equity investments increased $4 million from strong performance at Rivers Des Plaines in Illinois and Miami Valley Gaming in Ohio. Our wholly-owned gaming properties increased $4 million primarily from strong performance at our New York venue, partially offset by a $2 million decrease primarily from the cessation of HRM operations in Louisiana in May 2025.
All Other

	Second Quarter
(in millions)	2026	2025

Revenue	$2	$2
Adjusted EBITDA	(26)	(21)
Second quarter 2026 revenue is consistent with the prior year. All intercompany captive revenue is eliminated in consolidation.
Second quarter 2026 Adjusted EBITDA decreased $5 million primarily due to a reduction of corporate legal-related fees in the prior year quarter and claim development within our captive insurance company.

NET INCOME ATTRIBUTABLE TO CDI
The Company's second quarter 2026 net income attributable to CDI was $241 million compared to $217 million in the prior year quarter.
The following factors impacted the comparability of the Company's second quarter 2026 net income to the prior year quarter:
•a $4 million after-tax decrease in transaction, pre-opening, and other expenses; and
•a $2 million after-tax impairment charge in the prior year quarter related to a write-off of obsolete HRMs in Virginia.
Excluding the items above, second quarter 2026 adjusted net income attributable to CDI increased $18 million primarily due to the following:
•a $10 million after-tax increase primarily driven by the results of our operations;
•a $4 million after-tax decrease in interest expense; and
•a $4 million after-tax increase in equity income from our unconsolidated affiliates.
Conference Call
A conference call regarding this news release is scheduled for Thursday, July 30, 2026 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, July 30, 2026. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as key performance measures of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are supplemental measures of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interests; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interests.
Adjusted EBITDA excludes:
•Transaction expense, net, which includes:
◦Acquisition, disposition, and property sale related charges; and
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from legal reserves and transaction costs;
•Asset impairments, net;
•Gain on property sales;

•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Net Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN) has created extraordinary entertainment experiences for over 150 years, beginning with the Company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the acquisition, development, and operation of live and historical racing entertainment venues, the growth of the online wagering businesses, and the acquisition, development, and operation of regional casino gaming properties. https://www.churchilldownsincorporated.com/
This news release contains various "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," "scheduled," and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; changes in, or new interpretations of, applicable tax laws or rulings that could result in additional tax liabilities; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, and related economic matters on our results of operations, financial conditions, and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; negative shifts in public opinion regarding gambling that could result in increased regulation of, or new restrictions on, the gaming industry; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine ("HRM") manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; cybersecurity risk, including cybersecurity breaches, loss or misuse of our confidential information as a result of a breach including customers’ personal information, or IT system operational disruptions, could lead to government enforcement actions or other litigation; costs of compliance with increasingly complex laws and regulations regarding data privacy and protection of personal information; reliance on our technology services and catastrophic events, system failures, errors or defects disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates, disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; whether the objective of a strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any strategic transaction and whether any strategic transaction will be consummated on the terms proposed or at all; the risk that the announcement or exploration of strategic alternatives could have an adverse effect on our ability to retain key personnel and maintain relationships with partners, suppliers, employees, shareholders and other business relationships; the risk of any unexpected costs or expenses resulting from the exploration of strategic alternatives; the risk of any litigation relating to the exploration of strategic alternatives or any strategic transaction; and other factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2026	2025	2026	2025
Net revenue:
Live and Historical Racing	$543	$510	$840	$783
Wagering Services and Solutions	167	158	276	265
Gaming	270	266	527	529
All Other	—	—	—	—
Total net revenue	980	934	1,643	1,577
Operating expense:
Live and Historical Racing	268	256	467	446
Wagering Services and Solutions	96	91	164	158
Gaming	192	191	380	383
All Other	5	4	10	8
Selling, general and administrative expense	61	61	120	116
Asset impairments, net	—	2	—	2
Transaction expense, net	1	2	2	2
Total operating expense	623	607	1,143	1,115
Operating income	357	327	500	462
Other (expense) income:
Interest expense, net	(70)	(75)	(142)	(147)
Equity in income of unconsolidated affiliates	41	37	77	70
Miscellaneous, net	—	3	6	3
Total other (expense) income	(29)	(35)	(59)	(74)
Income from operations before provision for income taxes	328	292	441	388
Income tax provision	(86)	(74)	(116)	(93)
Net income	242	218	325	295
Net income attributable to noncontrolling interests	1	1	1	1
Net income attributable to Churchill Downs Incorporated	$241	$217	$324	$294

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$3.43	$3.02	$4.59	$4.02
Diluted net income	$3.42	$2.99	$4.58	$3.98
Weighted average shares outstanding:
Basic	70	72	70	73
Diluted	70	72	70	73

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$196	$201
Restricted cash	99	88
Accounts receivable, net	129	93
Income taxes receivable	—	17
Other current assets	60	44
Total current assets	484	443
Property and equipment, net	2,911	2,919
Investment in and advances to unconsolidated affiliates	690	685
Goodwill	900	900
Other intangible assets, net	2,513	2,515
Other assets	23	23
Total assets	$7,521	$7,485
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$261	$184
Accrued expenses and other current liabilities	370	400
Income taxes payable	38	—
Current deferred revenue	27	55
Current maturities of long-term debt and notes payable	663	63
Dividends payable	—	31
Total current liabilities	1,359	733
Long-term debt, net of current maturities and loan origination fees	1,627	1,986
Notes payable, net of current maturities and debt issuance costs	2,483	3,081
Non-current deferred revenue	12	15
Deferred income taxes	562	520
Other liabilities	87	94
Total liabilities	6,130	6,429
Commitments and contingencies
Redeemable noncontrolling interest	50	46
Shareholders' equity:
Preferred stock	—	—
Common stock	7	—
Retained earnings	1,335	1,011
Accumulated other comprehensive loss	(1)	(1)
Total Churchill Downs Incorporated shareholders' equity	1,341	1,010
Total liabilities and shareholders' equity	$7,521	$7,485

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(in millions)	2026	2025
Cash flows from operating activities:
Net income	$325	$295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115	117
Distributions from unconsolidated affiliates	72	63
Equity in income of unconsolidated affiliates	(77)	(70)
Stock-based compensation	13	11
Deferred income taxes	42	4
Asset impairments	—	2
Amortization of operating lease assets	3	3
Other	5	4
Changes in operating assets and liabilities:
Income taxes	55	81
Deferred revenue	(31)	(37)
Other assets and liabilities	(10)	14
Net cash provided by operating activities	512	487
Cash flows from investing activities:
Capital maintenance expenditures	(38)	(32)
Capital project expenditures	(79)	(133)
Other	(2)	(1)
Net cash used in investing activities	(119)	(166)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	646	642
Repayments of borrowings under long-term debt obligations	(1,006)	(547)
Payment of dividends	(31)	(30)
Repurchase of common stock	—	(341)
Taxes paid related to net share settlement of stock awards	(3)	(4)
Change in bank overdraft	8	(5)
Other	(1)	(2)
Net cash used in financing activities	(387)	(287)
Net increase in cash, cash equivalents and restricted cash	6	34
Cash, cash equivalents and restricted cash, beginning of period	289	252
Cash, cash equivalents and restricted cash, end of period	$295	$286

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2026	2025	2026	2025
GAAP net income attributable to CDI	$241	$217	$324	$294

Adjustments, continuing operations:
Transaction, pre-opening, and other expense	3	9	9	13
Other charges and recoveries, net	(1)	(1)	(5)	(1)
Asset impairments, net	—	2	—	2
Income tax impact on net income adjustments (a)	(1)	(3)	(1)	(4)
Total adjustments	1	7	3	10
Adjusted net income attributable to CDI	$242	$224	$327	$304

Adjusted diluted EPS	$3.45	$3.10	$4.66	$4.15

Weighted average shares outstanding - Diluted	70	72	70	73

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Total Wagering
TwinSpires Horse Racing(a)	$634	$609	$1,009	$993
(a) TwinSpires Horse Racing wagering does not include wagering generated by Velocity and national affiliates.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$247	$228	$250	$232
Louisville	59	57	114	109
Northern Kentucky	29	27	65	58
Southwestern Kentucky	49	43	93	84
Western Kentucky	18	16	37	28
Virginia	138	136	271	266
New Hampshire	3	3	10	6
Total Live and Historical Racing	$543	$510	$840	$783

Wagering Services and Solutions:	$167	$158	$276	$265

Gaming:
Florida	$24	$26	$48	$51
Iowa	24	23	48	47
Indiana	35	32	68	64
Louisiana	29	32	65	77
Maine	26	28	51	52
Maryland	28	25	49	46
Mississippi	24	24	48	49
New York	51	48	97	91
Pennsylvania	29	28	53	52
Total Gaming	$270	$266	$527	$529
All Other	—	—	—	—
Net revenue from external customers	$980	$934	$1,643	$1,577

Intercompany net revenues:
Live and Historical Racing	$32	$31	$36	$35
Wagering Services and Solutions	11	10	20	19
Gaming	—	—	5	4
All Other	2	2	4	4
Eliminations	(45)	(43)	(65)	(62)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$53	$133	$4	$190	$—	$190
Historical racing(a)	265	—	—	265	—	265
Racing event-related services	192	—	—	192	—	192
Gaming(a)	3	4	232	239	—	239
Other(a)	30	30	34	94	—	94
Total	$543	$167	$270	$980	$—	$980

	Three Months Ended June 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$54	$125	$4	$183	$—	$183
Historical racing(a)	252	—	5	257	—	257
Racing event-related services	173	—	—	173	—	173
Gaming(a)	3	4	225	232	—	232
Other(a)	28	29	32	89	—	89
Total	$510	$158	$266	$934	$—	$934
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $16 million in each of the three months ended June 30, 2026 and 2025.

	Six Months Ended June 30, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$64	$214	$14	$292	$—	$292
Historical racing(a)	522	—	—	522	—	522
Racing event-related services	193	—	1	194	—	194
Gaming(a)	7	10	450	467	—	467
Other(a)	54	52	62	168	—	168
Total	$840	$276	$527	$1,643	$—	$1,643

	Six Months Ended June 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$65	$205	$15	$285	$—	$285
Historical racing(a)	489	—	14	503	—	503
Racing event-related services	174	—	1	175	—	175
Gaming(a)	6	8	439	453	—	453
Other(a)	49	52	60	161	—	161
Total	$783	$265	$529	$1,577	$—	$1,577
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $32 million for the six months ended June 30, 2026 and $30 million for the six months ended June 30, 2025.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended June 30, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$575	$178	$270	$1,023	$2	$(45)	$980

Pari-mutuel taxes and purses	(119)	(8)	(7)	(134)	—	—	(134)
Gaming taxes	(2)	(1)	(81)	(84)	—	—	(84)
Marketing and advertising	(16)	(6)	(8)	(30)	—	—	(30)
Salaries and benefits	(38)	(9)	(41)	(88)	—	—	(88)
Content expense	(1)	(78)	(2)	(81)	—	35	(46)
Selling, general and administrative expense	(14)	(4)	(12)	(30)	(24)	—	(54)
Maintenance, insurance and utilities	(13)	(3)	(9)	(25)	(3)	2	(26)
Gaming equipment rental and technology costs	(13)	(2)	(5)	(20)	—	8	(12)
Food and beverage costs	(4)	—	(4)	(8)	—	—	(8)
Other operating expense(a)	(37)	(15)	(18)	(70)	(1)	—	(71)
Equity in income of unconsolidated affiliates	—	—	50	50	—	—	50
Other income	—	—	—	—	—	—	—
Adjusted EBITDA	$318	$52	$133	$503	$(26)	$—	$477

	Three Months Ended June 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$541	$168	$266	$975	$2	$(43)	$934

Pari-mutuel taxes and purses	(116)	(8)	(7)	(131)	—	—	(131)
Gaming taxes	(1)	(1)	(80)	(82)	—	—	(82)
Marketing and advertising	(16)	(6)	(9)	(31)	—	—	(31)
Salaries and benefits	(38)	(9)	(43)	(90)	—	—	(90)
Content expense	(2)	(76)	(2)	(80)	—	32	(48)
Selling, general and administrative expense	(10)	(5)	(11)	(26)	(22)	1	(47)
Maintenance, insurance and utilities	(12)	(1)	(10)	(23)	(1)	2	(22)
Gaming equipment rental and technology costs	(12)	(1)	(5)	(18)	—	8	(10)
Food and beverage costs	(4)	—	(4)	(8)	—	—	(8)
Other operating expense(a)	(33)	(13)	(16)	(62)	—	—	(62)
Equity in income of unconsolidated affiliates	—	—	47	47	—	—	47
Other income	—	—	1	1	—	—	1
Adjusted EBITDA	$297	$48	$127	$472	$(21)	$—	$451

	Six Months Ended June 30, 2026
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$876	$296	$532	$1,704	$4	$(65)	$1,643

Pari-mutuel taxes and purses	(195)	(12)	(18)	(225)	—	—	(225)
Gaming taxes	(4)	(1)	(156)	(161)	—	—	(161)
Marketing and advertising	(28)	(8)	(16)	(52)	—	—	(52)
Salaries and benefits	(74)	(17)	(84)	(175)	—	—	(175)
Content expense	(2)	(121)	(3)	(126)	—	44	(82)
Selling, general and administrative expense	(25)	(8)	(24)	(57)	(46)	—	(103)
Maintenance, insurance and utilities	(25)	(5)	(19)	(49)	(7)	4	(52)
Gaming equipment rental and technology costs	(27)	(3)	(9)	(39)	—	17	(22)
Food and beverage costs	(8)	—	(9)	(17)	—	—	(17)
Other operating expense(a)	(57)	(24)	(35)	(116)	(1)	—	(117)
Equity in income of unconsolidated affiliates	—	—	96	96	—	—	96
Other income	—	—	1	1	—	—	1
Adjusted EBITDA	$431	$97	$256	$784	$(50)	$—	$734

	Six Months Ended June 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$818	$284	$533	$1,635	$4	$(62)	$1,577

Pari-mutuel taxes and purses	(188)	(12)	(22)	(222)	—	—	(222)
Gaming taxes	(3)	(1)	(152)	(156)	—	—	(156)
Marketing and advertising	(30)	(7)	(17)	(54)	—	—	(54)
Salaries and benefits	(70)	(17)	(87)	(174)	—	—	(174)
Content expense	(3)	(120)	(4)	(127)	—	41	(86)
Selling, general and administrative expense	(21)	(10)	(22)	(53)	(43)	1	(95)
Maintenance, insurance and utilities	(22)	(2)	(19)	(43)	(4)	4	(43)
Gaming equipment rental and technology costs	(24)	(2)	(9)	(35)	—	16	(19)
Food and beverage costs	(8)	—	(8)	(16)	—	—	(16)
Other operating expense(a)	(50)	(24)	(33)	(107)	—	—	(107)
Equity in income of unconsolidated affiliates	—	—	90	90	—	—	90
Other income	—	—	1	1	—	—	1
Adjusted EBITDA	$399	$89	$251	$739	$(43)	$—	$696

(a) Other operating expense primarily includes supplies, regulatory licenses and fees, property taxes, and third-party service fees and costs.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Reconciliation of Net Income to Adjusted EBITDA:
Net income attributable to Churchill Downs Incorporated	$241	$217	$324	$294
Net income attributable to noncontrolling interests	1	1	1	1
Net income	242	218	325	295

Adjustments:
Depreciation and amortization	59	58	115	117
Interest expense	70	75	142	147
Income tax provision	86	74	116	93
Stock-based compensation expense	8	7	13	11
Pre-opening expense	2	2	5	6
Other expenses, net	—	4	2	4
Asset impairments, net	—	2	—	2
Transaction expense, net	1	2	2	2
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10	10	19	20
Other charges and recoveries, net	(1)	(1)	(5)	(1)
Total adjustments	235	233	409	401
Adjusted EBITDA	$477	$451	$734	$696

Adjusted EBITDA by segment:
Live and Historical Racing	$318	$297	$431	$399
Wagering Services and Solutions	52	48	97	89
Gaming	133	127	256	251
Total segment Adjusted EBITDA	503	472	784	739
All Other	(26)	(21)	(50)	(43)
Total Adjusted EBITDA	$477	$451	$734	$696

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2026	2025	2026	2025
Net revenue	$228	$216	$444	$421

Operating and SG&A expense	142	135	279	265
Depreciation and amortization	6	6	12	12
Operating income	80	75	153	144
Interest and other expense, net	(9)	(10)	(19)	(21)
Net income	$71	$65	$134	$123

	Summarized Balance Sheet
(in millions)	June 30, 2026	December 31, 2025
Assets
Current assets	$97	$109
Property and equipment, net	309	315
Other assets, net	266	265
Total assets	$672	$689

Liabilities and Members' Deficit
Current liabilities	$102	$89
Long-term debt	765	803
Other liabilities	1	—
Members' deficit	(196)	(203)
Total liabilities and members' deficit	$672	$689

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
2026 capital projects for the Company are as follows:

(in millions)	Project	Target Completion	2026 Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Victory Run	April 2028	$25-30
New Hampshire	Rockingham Grand Casino (HRM Venue)	Mid-2027	$70-80
All Other & Completed Projects
All Other Projects		TBD	$30-50
Completed Projects		Completed	$55-60
		Total:	$180-220